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MANAGEMENT’S ASSERTION OF COMPLIANCE

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria set forth in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform:  Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) and certain privately-issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) commercial mortgage-backed securities issued on or after January 1, 2011, as listed in Appendix A, for which the Company provides the following servicing functions (the “Platform”):

·         paying agent, certificate administration and trustee; or

·         certificate administration and paying agent

Applicable Servicing Criteria:  All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform as to any transaction, except for the following servicing criteria: 1122(d)(1)(iii), 1122(d)(4)(i)-1122(d)(4)(ii) and 1122(d)(4)(iv)-1122(d)(4)(xv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”).  Servicing criterion 1122(d)(1)(v) is applicable only to the activities the Company performs related to the mathematically accurate aggregation of information received from servicers and the accurate conveyance of such information within reports to investors.  Servicing criterion 1122(d)(4)(iii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company’s obligation to report additions, removals or substitutions on reports to investors in accordance with the transaction agreements.  With respect to servicing criteria 1122(d)(2)(iii) and 1122(d)(4)(iii), there were no activities performed during the twelve months ended December 31, 2022 with respect to the Platform, because there were no occurrences of events that would require the Company to perform such activities.

Period:  Twelve months ended December 31, 2022 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:

·         The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

·         The Company’s management has assessed compliance with the Applicable Servicing Criteria.  In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

·         Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

CITIBANK, N.A.

By: /s/ James Maitland

Its: Managing Director

Dated: February 28, 2023

Appendix A

Mortgage-backed Transactions and Securities Constituting the Platform

DEAL NAME

Benchmark 2021-B31	CGCMT 2016-P3
BMARK 2018-B3	CGCMT 2016-P5
BMARK 2018-B6	CGCMT 2017-B1
BMARK 2019-B12	CGCMT 2017-C4
BMARK 2019-B15	CGCMT 2017-P7
BMARK 2019-B9	CGCMT 2017-P8
BMARK 2020-B19	CGCMT 2018-B2
BMARK 2021-B23	CGCMT 2018-C5
BMARK 2021-B27	CGCMT 2018-C6
BXCMT 2020-VIVA	CGCMT 2019-C7
CCMT 2015-GC27	CGCMT 2019-GC41
CCMT16C2	CGCMT 2019-GC43
CCMT16GC37	CGCMT 2020-420K
CCMT16P4	CGCMT 2020-555
CCMT16P6	CGCMT 2020-GC46
CD 2017-CD5 Mortgage Trust	CGCMT 225 Liberty Street Trust 2016-225L
CF 2019-CF1 Mortgage Trust	GSMC 2011-GC3
CF 2019-CF2 Mortgage Trust	GSMST-2011GC5
CFCRE 2011-C2	MAD 2019-650M
CFK Trust 2020-MF2	MSBAM Trust Series 2014-C17
CGCMT 2012-GC8	NYC 2021-909
CGCMT 2013-375P
CGCMT 2013-GC15
CGCMT 2013-GC17
CGCMT 2013-GCJ11
CGCMT 2014-GC23
CGCMT 2014-GC25
CGCMT 2015-GC29
CGCMT 2015-GC31
CGCMT 2015-GC33
CGCMT 2015-GC35
CGCMT 2015-P1
CGCMT 2016-C1
CGCMT 2016-C3